UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

August 30, 2013

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Financial Statements and Exhibits

Signature

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On August 30, 2013, Modine Manufacturing Company (the "Company" or "Modine") entered into the following agreements:

•	Second Amended and Restated Credit Agreement (the “Credit Amendment”) dated as of August 30, 2013, with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, LC Issuer, Swing Line Lender and as a Lender, and U.S. Bank, N.A. and Wells Fargo Bank, N.A. as Syndication Agents and as Lenders, BMO Harris Bank N.A., as Documentation Agent and as Lender and Associated Bank, N.A., Comerica Bank and Sovereign Bank as Lenders (collectively, the “Lenders”). The Credit Agreement amends and restates Modine’s existing four-year, $145 million multi-currency revolving credit facility dated as of August 12, 2010, as amended (the “Original Credit Agreement”);

•	Fourth Amendment to Note Purchase and Private Shelf Agreement (the “Fourth Note Purchase Amendment”) dated as of August 30, 2013, with Prudential Investment Management, Inc., The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (collectively the “Note Holders”) pursuant to which the Company and the Note Holders amended their Note Purchase and Private Shelf Agreement dated as of August 12, 2010, as amended (the “Note Purchase Agreement”); and

•	First Amendment to Amended and Restated Collateral Agency and Intercreditor Agreement (the “First Intercreditor Amendment”) dated as of August 30, 2013, among the Lenders, the Note Holders and JPMorgan as Collateral Agent, pursuant to which the Lenders, the Note Holders and JPMorgan amended their Amended and Restated Collateral Agency and Intercreditor Agreement dated as of August 12, 2010 (the “Intercreditor Agreement”).

Credit Agreement

Modine entered into the Credit Agreement for the purpose of (i) increasing the principal amount of the credit facility; (ii) extending the maturity date of the credit facility (from August 12, 2014, to August 30, 2018); and (iii) modifying certain provisions of the Original Credit Agreement.

Subject to certain conditions, the Lenders have committed to making available to the Company a five-year, revolving, multi-currency credit facility in an amount of up to $175 million.  The funds under the Credit Agreement are to be used for general corporate purposes.  Borrowings under the Credit Agreement are fully secured by domestic assets of the Company and a pledge of 65 percent of the stock of certain foreign subsidiaries.  If any foreign subsidiary of the Company becomes a borrower under the Credit Agreement, such foreign subsidiary’s obligations will be guaranteed by the Company and by that entity’s subsidiaries, subject to certain exceptions

The following is a summary of the Credit Agreement:

•	The aggregate commitment of $175 million includes (i) up to $25 million that shall be available for the issuance of commercial and standby letters of credit by JPMorgan at the request of the Company; (ii) up to $72.5 million that shall be available in foreign currencies to be agreed upon (the “Foreign Currency Sublimit”); (iii) up to $20 million of the Foreign Currency Sublimit that shall be available for borrowing by Modine Holding GmbH; and (vi) up to $25 million that may, in the sole discretion of JPMorgan as swing line lender, be available as swing line loans. The Company has the right to request an increase in the aggregate commitment by up to a maximum additional amount of $75 million (for a total of up to $250 million) subject only to the agreement of JPMorgan and the other Lenders providing the increase in aggregate commitment.

•	The interest rate on borrowings under the Credit Agreement ranges from 1.25% to 2.25% over the adjusted London Interbank Offered Rate (“LIBOR”) or, at the option of the Company, may be based on an Alternate Base Rate, which is the greater of the JPMorgan Prime rate or the Federal funds rate plus 0.50%, or adjusted LIBOR plus 1%. The exact spread over LIBOR will depend on the Company’s Leverage Ratio (a ratio of Consolidated Total Debt, subject to certain adjustments, to Consolidated EBITDA for the then four preceding Fiscal Quarters, as defined in the Credit Agreement). The Company also pays quarterly commitment fees that range from 0.20% to 0.375% on the unused portion of the committed funds available under the Credit Agreement.

•	The Credit Agreement contains customary covenants (including compliance with laws, maintenance of insurance, keeping of books, conduct of business, maintenance of properties, payment of taxes, inspection of records and furnishing of quarterly and annual financial statements, quarterly compliance certificates and other financial information).

•	The Credit Agreement also contains various other restrictive covenants, including restrictions on the following:

o	dividends, repurchases and retirement of common stock;

o	other indebtedness;

o	consolidation and mergers;

o	sales of assets;

o	investments, loans and advances;

o	liens and encumbrances; and

o	transactions with affiliates.

•	The Credit Agreement also contains certain financial covenants, as follows (calculated on a consolidated basis):

o	The Company cannot permit the Leverage Ratio (the ratio of Consolidated Total Debt, subject to certain adjustments, to Consolidated EBITDA for a rolling four quarters), determined as of the end of each fiscal quarter, to be greater than 3.25 to 1.0, provided that in any fiscal quarter in which the Company consummates a permitted acquisition with a cash purchase price exceeding $50 million, at the Company’s election, the Leverage Ratio will be permitted to be greater than 3.25 to subject to certain conditions and limitations, including that (a) such election is permitted only if the pro forma Leverage Ratio immediately after such acquisition is greater than 2.5 to 1 and less than 3.5 to 1 and (b) the Company is not permitted to make any additional election until after the Leverage Ratio returns to 3.25 to 1 for two consecutive fiscal quarters. After such election is made, the Company is permitted have a Leverage Ratio of not greater than (i) 3.75 to 1.0 on the last day of such fiscal quarter or on the last day of the next succeeding fiscal quarter, (ii) 3.50 to 1.0 on the last day of the second or third fiscal quarters after such fiscal quarter, or (iii) 3.25 to 1.0 for each fiscal quarter thereafter.

o	The Company cannot permit the Interest Expense Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Expense for a rolling four quarters), determined as of the end of each fiscal quarter, to be less than 3.0 to 1.0.

•	The Company continues to provide the Lenders a blanket lien on all domestic assets; Modine, Inc and Modine LLC, domestic subsidiaries of the Company, continue to guarantee the Company’s outstanding borrowings, and 65 percent of the Company’s and Modine, Inc.’s stock in certain foreign subsidiaries continues to be pledged as collateral.

•	The Credit Agreement sets forth certain events of default including (i) failure to pay when due any principal, interest or other amount payable; (ii) default in the performance of the covenants regarding provision of notice of default, maintenance of existence, use of proceeds, delivery of guaranties, dividends and distributions, loans, advances, investments, acquisitions, liens, indebtedness, consolidation, merger, sale of assets, financial covenants, sale of accounts, rate management transactions, dissolution, transaction with affiliates, and certain other restrictions; (iii) default in the observance or performance of other covenants for 30 days after written notice; (iv) a representation or warranty in the Credit Agreement proves to have been false or incorrect in any material respect on the date as of which it was made; (v) default in the payment on any outstanding debt in an aggregate principal amount of at least $20,000,000; (vi) the occurrence of bankruptcy events; (vii) becoming subject to one or more unpaid judgments in excess of $20,000,000; (viii) becoming subject to liability under ERISA or having certain material events occur under ERISA covered plans; (ix) a change in control; (x) a seizure of a substantial portion of its property by a governmental entity; (xi) subsidiary guarantees ceasing to be valid; and (xii) invalidity of collateral protections. Except as described below, upon the happening of any event of default, Lenders holding not less than 51% in outstanding principal amount (or, if there are two or more Lenders, at least two Lenders) may at any time at its or their option, by notice or notices to the Company, declare all the Loans then outstanding to be immediately due and payable. If a bankruptcy event of default occurs, the Loan shall immediately become due and payable without any election or action on the part of any Lender or Agent.

Except for the subsidiaries that guarantee Modine’s obligations under the Credit Agreement and Modine’s guarantee of the obligations of any foreign subsidiaries that may become borrowers under the Credit Agreement, there are no material relationships between Modine and any of the other parties to the Credit Agreement.

Fourth Note Purchase Amendment

The following is a summary of the primary provisions of the Fourth Note Purchase Amendment (with the use of additional defined terms relating specifically to those in the Fourth Note Purchase Amendment):

•	The Fourth Note Purchase Amendment modifies the limitation on Consolidated Total Debt of the Company to permits the Company to elect to have a Leverage Ratio (the ratio of Consolidated Total Debt, subject to certain adjustments, to Consolidated EBITDA for a rolling four quarters) greater than 3.25 to 1.0 in any fiscal quarter in which the Company consummates a permitted acquisition with a cash purchase price exceeding $50 million, subject to certain conditions and limitations, including that (a) such election is permitted only if the pro forma Leverage Ratio immediately after such acquisition is greater than 2.5 to 1 and less than 3.5 to 1, (b) the Company is not permitted to make any additional election until after the Leverage Ratio returns to 3.25 to 1 for two consecutive fiscal quarters. After such election is made, the Company is permitted have a Leverage Ratio of not greater than (i) 3.75 to 1.0 on the last day of such fiscal quarter or on the last day of the next succeeding fiscal quarter, (ii) 3.50 to 1.0 on the last day of the second or third fiscal quarters after such fiscal quarter, or (iii) 3.25 to 1.0 for each fiscal quarter thereafter. For any fiscal quarter during which such election is in effect, the Company is required to pay to the Note Holders an Excess Leverage Fee on the daily average outstanding principal amount of the Notes during such fiscal quarter at a rate of 0.50% per annum, payable in arrears, if the Leverage Ratio on the last day of such fiscal quarter is greater than 3.25 to 1.

•	The limitations on debt, liens and sale of assets are expanded to permit certain sale and leaseback transactions, additional unsecured debt issued by the Company upon customary terms if no default exists, and certain other exceptions.

•	The Fourth Note Purchase Amendment modifies the limitation on restricted payments (including dividends, repurchases and retirement of common stock) to permit, subject to certain conditions, such restricted payments in an aggregate amount not exceeding $15 million in any fiscal year for which the Leverage Ratio is greater than or equal to 3.0 to 1.0, and in an unlimited amount in any fiscal year for which the Leverage Ratio is less than 3.0 to 1.

Except for the subsidiaries that guarantee Modine’s obligations under the Note Purchase Agreement, there are no material relationships between Modine and any of the other parties to the Fourth Note Purchase Amendment.

First Intercreditor Amendment

The amendment to the First Intercreditor Amendment makes certain changes to the Intercreditor Agreement solely to conform to the Credit Agreement and the Note Purchase Agreement as amended by the Fourth Note Purchase Amendment.

Except for the subsidiaries that guarantee Modine’s obligations under the Credit Agreement and the Note Purchase Agreement, there are no material relationships between Modine and any of the other parties to the First Intercreditor Amendment.

The foregoing descriptions of the Credit Agreement, Fourth Note Purchase Amendment, and First Intercreditor Amendment do not purport to be complete and are qualified in their entireties by reference to the respective agreement and amendments, copies of which are attached hereto as Exhibits 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Credit Agreement dated as of August 30, 2013

4.2	Fourth Amendment to Note Purchase and Private Shelf Agreement dated as of August 30, 2013

4.3	First Amendment to Amended and Restated Intercreditor Agreement dated as of August 30, 2013

99.1	Press Release dated September 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, General Counsel and
Secretary

Date: September 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement dated as of August 30, 2013

4.2	Fourth Amendment to Note Purchase and Private Shelf Agreement dated as of August 30, 2013

4.3	First Amendment to Amended and Restated Intercreditor Agreement dated as of August 30, 2013

99.1	Press Release dated September 3, 2013